Exhibit 5.1

[Perkins Coie LLP Letterhead]

June 15, 2018

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of Avalara, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 17,511,847 shares of common stock, par value $0.0001 per share (the “Shares”), of Avalara, Inc. (“Avalara”) that may be issued as follows: (a) up to 5,198,511 shares under the Avalara, Inc. 2018 Equity Incentive Plan; (b) up to 974,721 shares under the Avalara, Inc. 2018 Employee Stock Purchase Plan, as amended and restated; (c) up to 11,313,491 shares under the Avalara, Inc. 2006 Equity Incentive Plan, as amended and restated; and (d) up to 25,124 shares under the Taxcient, Inc. (f/k/a vAudit Group, Inc.) 2005 Stock Option Plan, as amended (collectively, the “Plans”).

We have examined the Registration Statement and such documents and records of Avalara as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by Avalara in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP